                                                                  EXHIBIT 23.2


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
MTR Gaming Group, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (333-14475) and the Registration Statement on Form S-3 (333-62937), the Post Effective Amendment No. 4 to the Form S-1 Registration Statement on Form S-3 (333-12839) and the Registration Statements on Forms S-8 (333-62191, 33-74322, 33-88652, 33-64733, 33-78224) of our report dated
February 19, 2000, except as to Note 14, which is as of March 13, 2000, appearing in the Annual Report on Form 10-K of the MTR Gaming Group, Inc. for the year ended December 31, 1999.

                                       BDO Seidman, LLP


Costa Mesa, California
March 30, 2000